SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                   May 6, 1999
                Date of Report (Date of earliest event reported)



                               DT INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



         0-23400                                      44-0537828
(Commission File Number)                 (I.R.S. Employer Identification Number)



                         1949 East Sunshine, Suite 2-300
                              Springfield, MO 65804
                    (Address of principal executive offices)
                                   (Zip code)


                                 (417) 890-0102
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

On May 6, 1999, the Company released its third quarter results of operations and earnings per share.

Statements contained in the attached press release that are not historical facts are forward-looking statements that are subject to the safe harbor provisions of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. References to "expectations," "opportunities," "potential" and "goals" in the attached press release indicate such forward-looking statements. Actual results could differ materially from those anticipated in any forward-looking statements as a result of various factors, including economic downturns in industries served, delays or cancellations of customer orders, delays in shipping dates of products, significant cost overruns on certain projects, foreign currency exchange rate fluctuations and delays in achieving anticipated cost savings or in effectively correcting production inefficiencies and expanding into additional markets and possible future acquisitions that may not be complementary or additive.


ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Press release of the Company dated May 6, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DT INDUSTRIES, INC.


Date:  May 6, 1999                  by: /s/ Bruce P. Erdel
                                       ----------------------------------------
                                       Bruce P. Erdel
                                       Senior Vice President - Finance
                                        and Administration

                                  EXHIBIT INDEX


                                                          Page No. in
                                                          Sequential
Exhibit No.              Description                      Numbering System
-----------              -----------                      ----------------
    99                   Press Release of the
                         Company dated
                         May 6, 1999.